Exhibit 99.1

News Release

2700 Lone Oak Parkway
Eagan MN 55121-1534
nwa.com
612-726-2331

FOR IMMEDIATE RELEASE

NORTHWEST AIRLINES REPORTS THIRD QUARTER 2006 RESULTS

Airline reports loss for September

EAGAN, Minn. - (October 31, 2006) - Northwest Airlines Corporation (OTC: NWACQ.PK) today reported a third quarter net loss of $1.2 billion.  This compares to a third quarter 2005 net loss of $475 million.  Excluding reorganization and unusual items, Northwest reported a third quarter net profit of $252 million versus a third quarter 2005 net loss of $234 million.

The third quarter results include a net loss for the month of September of $337 million. Excluding reorganization items, Northwest reported a September pre-tax loss of $13 million.

Doug Steenland, Northwest Airlines president and chief executive officer, said, “Our third quarter results are a significant improvement over last year’s results and demonstrate further that we are making steady progress in restructuring Northwest Airlines.  However, our September loss indicates that we still have work to do in order to reach our goal of sustained profitability.”

The company reiterated its guidance of early October that it expects to report a loss, excluding reorganization items, for the last four months of the year.  For full year 2006, based on the airline’s current fuel and revenue estimates, Northwest is forecasting a modest profit with an estimated pre-tax margin of approximately two percent, excluding reorganization items, on more than $12 billion in revenue.

“Our expectation of a modest profit for 2006 is an indication that our restructuring is working.  We have been able to stop the losses of the past six years that totaled $4.2 billion, now achieving break even status and even forecasting a modest profit for the year,” Steenland continued.

“While this is an important interim milestone for Northwest, we must continue to implement the remaining actions in our restructuring plan to achieve our goal of sustained profitability.”

Operating revenues in the third quarter increased 0.9 percent versus the third quarter of 2005 to $3.4 billion.  System passenger revenue increased 2.9 percent to more than $2.5 billion on 8.0 percent fewer mainline available seat miles (ASMs), resulting in an 11.8 percent improvement in unit revenue.  Including regional carrier revenues, Northwest’s consolidated unit revenue improved 12.8 percent on 9.1 percent fewer ASMs.

Operating expenses in the quarter decreased 12.2 percent year-over-year, excluding unusual items, to $3 billion, while mainline unit costs, excluding fuel and unusual items, decreased by 11.8 percent on 7.8 percent fewer ASMs.  Salaries, wages and benefits decreased 26.2 percent, primarily due to a combination of labor cost reductions, headcount reductions and the reduced level of flying.  Aircraft rental expense decreased 49 percent, primarily due to restructured and rejected aircraft leases.

During the third quarter, fuel averaged $2.18 per gallon, excluding taxes, up 18.0 percent versus the third quarter of last year.  Increased fuel prices were partially offset by 9.7 percent fewer gallons consumed primarily because of the company’s capacity reductions.

Northwest’s quarter-ending unrestricted cash and short-term investments balance was approximately $2.1 billion, including net proceeds from the airline’s refinancing of its previous $975 million term loan into a new $1.225 billion debtor-in-possession (DIP)/exit facility that closed in August.

ACCOMPLISHMENTS

Pensions

On Aug. 17, Northwest employees attended a White House ceremony where President Bush signed the Pension Protection Act into law.  The Act, which received broad bipartisan support in Congress, contains a provision that will save airline employees’ defined benefit pension plans.

“The passage and signing of the Pension Protection Act was the culmination of an unprecedented cooperative effort involving employees from throughout the company, Northwest senior management, and union officials,” Steenland said. “The new law allows us to preserve hard-earned pension benefits at a manageable cost level, a true ‘win-win’ for our employees and for Northwest.”

Strengthening Northwest’s Global Network

Earlier this month, Northwest, along with its joint venture partner KLM, announced an expansion of their European flight network with new service to Brussels, Belgium and Düsseldorf, Germany from Detroit as well as the first nonstop service between Hartford, Conn. and Europe via the joint venture’s hub at Amsterdam, the Netherlands.

In September, Northwest filed an application with the U.S. Department of Transportation detailing the important public benefits of the airline’s application for new daily service between its WorldGateway at Detroit hub and Shanghai, China.

Renewing the Northwest fleet

Earlier this month, Northwest reached agreements with The Boeing Company and Rolls-Royce plc that allow the airline to accept delivery of its new-generation Boeing 787 aircraft, beginning in the third quarter of 2008.  The agreements are subject to U.S. Bankruptcy Court approval.

Northwest will be the first North American airline to fly the new 787.  “The Boeing and Rolls-Royce agreements are examples of the steady progress we are making in restructuring and optimizing the airline’s fleet,” Steenland added.

Northwest achieved a major restructuring milestone earlier this month with orders from two manufacturers for 72 new, two-class aircraft that each will accommodate 76 customers.  Northwest ordered 36 Bombardier Canadair Regional Jet 900s and 36 Embraer 175s that will offer Northwest Airlink customers a “best-in-class” product experience.

Restructuring

During the quarter, Northwest completed a $1.225 billion refinancing of $975 million of existing bank obligations at more favorable terms and gained access to $250 million in incremental liquidity.  The new facility can be converted to permanent exit financing, securing part of the debt financing the airline will need to emerge from Chapter 11 protection.

Neal Cohen, executive vice president and chief financial officer, said, “We are pleased to have closed on a new DIP/exit facility which reduces the company’s annual interest expense.  Our key stakeholders in the capital markets have recognized Northwest’s progress towards its restructuring goal of positive cash flow and sustained profitability.”

Commenting on the aircraft transactions, he added, “We have now completed restructuring the contracts on our new Airbus and Boeing aircraft as well as our new and existing regional jet aircraft fleets.  With these agreements, as well as the other aircraft restructuring actions accomplished during the Chapter 11 process, Northwest will have competitive aircraft ownership costs going forward.”

Forward-looking Statements

Certain of the statements made in this news release are forward-looking and are based upon information available to the Company on the date hereof.  The Company, through its management, may also from time to time make oral forward-looking statements.  In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is hereby identifying important factors that could cause actual results to differ materially from those contained in any forward-looking statement made by or on behalf of the Company.  Any such statement is qualified by reference to the following cautionary statements.

The Company believes that the material risks and uncertainties that could affect the outlook of an airline operating under Chapter 11 and in a global economy include, among others, the ability of the Company to continue as a going concern, the ability of the Company to obtain and maintain any necessary financing for operations and other purposes, the ability of the Company to maintain adequate liquidity, the ability of the Company to absorb escalating fuel costs, the Company’s ability to obtain court approval with respect to motions in the Chapter 11 proceedings prosecuted by it from time to time, the ability of the Company to develop, confirm and consummate a plan of reorganization with respect to its Chapter 11 proceedings, risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm a plan of reorganization, to appoint a Chapter 11 trustee or to convert the cases to Chapter 7 cases, the ability of the Company to obtain and maintain normal terms with vendors and service providers, the Company’s ability to maintain contracts that are critical to its operations, the ability of the Company to realize assets and satisfy liabilities without substantial adjustments and/or changes in ownership, the potential adverse impact of the Chapter 11 proceedings on the Company’s liquidity or results of operations, the ability of the Company to operate pursuant to the terms of its financing facilities (particularly the related financial covenants), the ability of the Company to attract, motivate and/or retain key executives and associates, the future level of air travel demand, the Company’s future passenger traffic and yields, the airline industry pricing environment, increased costs for security, the cost and availability of aviation insurance coverage and war risk coverage, the general economic condition of the United States and other regions of the world, the price and availability of jet fuel, the war in Iraq, the possibility of additional terrorist attacks or the fear of such attacks, concerns about SARS, Avian flu or other influenza or contagious illnesses, labor strikes, work disruptions, labor negotiations both at other carriers and the Company, low cost carrier expansion, capacity decisions of other carriers, actions of the U.S. and foreign governments, foreign currency exchange rate fluctuations, inflation and other factors discussed herein.  Additional information with respect to these factors and other events that could cause differences between forward-looking statements and future actual results is contained in “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Form 10-Q for the quarter ended June 30, 2006 and “Item 1. Business - Risk Factors Related to Northwest and the Airline Industry” in the Company’s Annual Report on Form 10-K for 2005.

Developments in any of these areas, as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings, could cause the Company’s results to differ from results that have been or may be projected by or on behalf of the Company.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  These statements deal with the Company’s expectations about the future and are subject to a number of factors that could cause actual results to differ materially from the Company’s expectations.  All subsequent written or oral forward-looking statements attributable to the Company, or persons acting on behalf of the Company, are expressly qualified in their entirety by the factors described above.

Northwest Airlines is the world’s fifth largest airline with hubs at Detroit, Minneapolis/St. Paul, Memphis, Tokyo and Amsterdam, and approximately 1,400 daily departures.  Northwest is a member of SkyTeam, an airline alliance that offers customers one of the world’s most extensive global networks.  Northwest and its travel partners serve more than 900 cities in excess of 160 countries on six continents.

###

NOTE TO EDITORS: A table of Selected Financial and Statistical Data is attached to this release.  For more information pertaining to Northwest, media inquiries can be directed to Northwest Media Relations at (612) 726-2331 or to Northwest’s Web site at www.nwa.com.  Investor inquiries can be directed to Northwest Airlines Investor Relations at (800) 953-3332.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions except per share amounts)

	Three Months Ended				Nine Months Ended
	September 30		Percent		September 30		Percent
	2006	2005	Change		2006	2005	Change
OPERATING REVENUES
Passenger	$2,554	$2,482	2.9		$7,028	$6,864	2.4
Regional carrier revenues	358	360	(0.6)		1,093	980	11.5
Cargo	254	250	1.6		704	695	1.3
Other	241	286	(15.7)		763	832	(8.3)
Total operating revenues	3,407	3,378	0.9		9,588	9,371	2.3

OPERATING EXPENSES
Aircraft fuel and taxes	948	893	6.2		2,578	2,313	11.5
Salaries, wages and benefits	678	918	(26.2)		2,029	2,851	(28.8)
Selling and marketing	199	206	(3.4)		583	634	(8.0)
Aircraft maintenance materials and repairs	170	208	(18.3)		542	501	8.2
Other rentals and landing fees	151	158	(4.4)		436	482	(9.5)
Depreciation and amortization	122	133	(8.3)		390	405	(3.7)
Aircraft rentals	52	102	(49.0)		174	310	(43.9)
Regional carrier expenses	356	414	(14.0)		1,088	1,162	(6.4)
Other	365	431	(15.3)		1,122	1,241	(9.6)
Curtailment charges (a)	—	82	(100.0)		—	82	(100.0)
Aircraft and aircraft related write-downs (b)	—	—	n/m		—	48	(100.0)
Total operating expenses	3,041	3,545	(14.2)		8,942	10,029	(10.8)

OPERATING INCOME (LOSS)	366	(167)	n/m		646	(658)	n/m
Operating margin	10.7%	(4.9%)	15.6	pts.	6.7%	(7.0%)	13.7	pts.

OTHER INCOME (EXPENSE)
Interest expense, net	(137)	(159)	13.8		(413)	(469)	11.9
Investment income	30	22	36.4		73	60	21.7
Foreign currency gain (loss)	(3)	—	n/m		(4)	(7)	42.9
Other unusual items (c)	—	—	n/m		—	84	(100.0)
Other	2	(5)	n/m		6	—	n/m
Total other income (expense)	(108)	(142)	23.9		(338)	(332)	(1.8)

INCOME (LOSS) BEFORE REORGANIZATION ITEMS AND INCOME TAXES	258	(309)	n/m		308	(990)	n/m

Reorganization items, net (d)	(1,431)	(159)	n/m		(2,870)	(159)	n/m

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(1,173)	(468)	n/m		(2,562)	(1,149)	n/m

Income tax expense (benefit)	6	1			6	6

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE	(1,179)	(469)			(2,568)	(1,155)

Cumulative effect of change in accounting principle (e)	—	—			—	(69)

NET INCOME (LOSS)	(1,179)	(469)			(2,568)	(1,224)

Preferred stock requirements	—	(6)			—	(22)

NET INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(1,179)	$(475)			$(2,568)	$(1,246)

Earnings (Loss) per common share:
Basic and Diluted
Before cumulative effect of accounting change	$(13.50)	$(5.45)			$(29.42)	$(13.54)
Cumulative effect of accounting change	—	—			—	(0.79)
	$(13.50)	$(5.45)			$(29.42)	$(14.33)

Average shares used in computation:
Basic and Diluted	87	87			87	87

See accompanying consolidated notes.

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

CONSOLIDATED NOTES:

(Unaudited)

(a)             During the quarter ended September 30, 2006, the Company recorded $332 million in pension plan curtailment charges and in the quarter ended March 31, 2006, the Company recorded a $49 million pension plan curtailment gain.  These were recorded as reorganization expenses and gains and, as such, are not included in operating expenses or in the statistical results of operations.  During the quarter ended September 30, 2005, the Company recorded pension curtailment charges in the amount of $82 million in operating expense.

(b)             In the second quarter of 2006, the Company recorded $28 million related to aircraft impairments; however, these impairments were recorded as reorganization expenses and, as such, are not included in operating expenses or in the statistical results of operations.  During the quarter ended June 30, 2005, the Company recorded aircraft and aircraft related write-downs of $48 million on nine owned and two leased aircraft across multiple aircraft fleets in operating expense.

(c)             During the quarter ended June 30, 2005, the Company sold approximately 1.5 million shares of Prudential Financial, Inc. common stock, which was distributed to Northwest in connection with Prudential’s demutualization.  Proceeds of the sale resulted in a $102 million gain.

On February 1, 2005, the Company recognized a loss of $18 million as a result of the sale of the Pinnacle Airlines note to Pinnacle Airlines Corp.  The outstanding balance on the note at the time of the sale was $120 million, and the purchase price was $102 million, inclusive of accrued interest.

(d)             In connection with its bankruptcy proceedings, the Company recorded the following reorganization items:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In millions)	2006	2005	2006	2005
Restructured Aircraft Lease/Debt Charges	$(6)	$(144)	$(1,329)	$(144)
Aircraft Rejection Charges, net	(29)	(13)	(140)	(13)
Aircraft and Aircraft Related Impairment	—	—	(28)	—
Employee Claims, net	(1,064)	—	(1,064)	—
Pension Plan Curtailment	(332)	—	(283)	—
Professional Fees	(15)	(1)	(40)	(1)
Contract Rejection Charges	—	(1)	—	(1)
Asset Sale	15	—	15	—
Other	—	—	(1)	—
	$(1,431)	$(159)	$(2,870)	$(159)

(e)             During the quarter ended June 30, 2005, the Company changed its method of recognizing certain pension plan administrative expenses associated with the Company’s defined benefit plans and now includes them as a service cost component of net periodic pension cost.  The cumulative effect of applying this change to net periodic pension expense in prior years was $69 million, which was retroactively recorded as of January 1, 2005.

UNUSUAL AND REORGANIZATION ITEMS
(Unaudited, in millions except per share amounts)

	Three Months Ended September 30, 2006		Nine Months Ended September 30, 2006
		Earnings (Loss)		Earnings (Loss)
	Income	per Share	Income	per Share
	(Loss)	Basic and Diluted	(Loss)	Basic and Diluted
Unusual and Reorganization Items:
Reorganization Items	$(1,431)	$(16.39)	$(2,870)	$(32.88)

	Three Months Ended September 30, 2005		Nine Months Ended September 30, 2005
		Earnings (Loss)		Earnings (Loss)
	Income	per Share	Income	per Share
	(Loss)	Basic and Diluted	(Loss)	Basic and Diluted
Unusual and Reorganization Items:
Curtailment Charges	$(82)	$(0.94)	$(82)	$(0.94)
Aircraft and Aircraft Related Write-Downs	—	—	(48)	(0.55)
Gain on Sale of Prudential Shares	—	—	102	1.17
Loss on Sale of Note to Pinnacle Airlines	—	—	(18)	(0.21)
Reorganization Items	(159)	(1.82)	(159)	(1.83)
Cumulative Effect of Change in
Accounting Principle	—	—	(69)	(0.79)

NORTHWEST AIRLINES CORPORATION

(DEBTOR-IN-POSSESSION)

OPERATING STATISTICS
(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30				Percent		September 30				Percent
	2006		2005		Change		2006		2005		Change
Scheduled Service - Consolidated: (1)
Available seat miles (ASM) (millions)	24,073		26,476		(9.1)		69,713		77,307		(9.8)
Revenue passenger miles (RPM) (millions)	20,521		22,113		(7.2)		59,053		63,195		(6.6)
Passenger load factor	85.2%		83.5%		1.7	pts.	84.7%		81.7%		3.0	pts.
Revenue passengers (millions)	17.6		18.7		(5.9)		51.1		53.9		(5.2)
Passenger revenue per RPM (yield)	14.19	¢	12.85	¢	10.4		13.75	¢	12.41	¢	10.8
Passenger revenue per ASM (RASM)	12.10	¢	10.73	¢	12.8		11.65	¢	10.15	¢	14.8

Scheduled Service - Mainline: (2)
Available seat miles (ASM) (millions)	22,237		24,160		(8.0)		64,098		70,697		(9.3)
Revenue passenger miles (RPM) (millions)	19,160		20,437		(6.2)		54,871		58,625		(6.4)
Passenger load factor	86.2%		84.6%		1.6	pts.	85.6%		82.9%		2.7	pts.
Revenue passengers (millions)	14.3		15.0		(4.7)		41.2		43.6		(5.5)
Passenger revenue per RPM (yield)	13.33	¢	12.14	¢	9.8		12.81	¢	11.71	¢	9.4
Passenger revenue per ASM (RASM)	11.48	¢	10.27	¢	11.8		10.96	¢	9.71	¢	12.9

Total operating ASM (millions)	22,289		24,186		(7.8)		64,187		70,816		(9.4)

Passenger service operating expense per total ASM (3) (4)	10.98	¢	11.82	¢	(7.1)		11.04	¢	11.43	¢	(3.4)
Unusual items per total ASM (5)	—	¢	0.34	¢	(100.0)		—	¢	0.18	¢	(100.0)
Mainline fuel expense per total ASM	3.71	¢	3.24	¢	14.5		3.49	¢	2.88	¢	21.2

Cargo ton miles (CTM) (millions)	590		633		(6.8)		1,703		1,791		(4.9)
Cargo revenue per ton mile	43.17	¢	39.55	¢	9.2		41.36	¢	38.80	¢	6.6

Fuel gallons consumed (millions)	417		462		(9.7)		1,196		1,348		(11.3)
Average fuel cost per gallon, excluding fuel taxes	217.78	¢	184.52	¢	18.0		205.31	¢	162.75	¢	26.2
Number of operating aircraft at end of period							373		409		(8.8)
Full-time equivalent employees at end of period							32,760		33,755		(2.9)

(1)             Consolidated statistics include Northwest Airlink regional carriers.

(2)             Mainline statistics exclude Northwest Airlink regional carriers, which is consistent with how the Company reports statistics to the Department of Transportation (“DOT”).

(3)             This financial measure excludes non-passenger service expenses.  The Company believes that providing financial measures directly related to passenger service operations allows investors to evaluate and compare the Company’s core operating results to those of the industry.

(4)             Passenger service operating expense excludes the following items unrelated to passenger service operations:

	Three Months Ended		Nine Months Ended
	September 30		September 30
(In millions)	2006	2005	2006	2005
Freighter operations	$194	$223	$582	$578
MLT Inc. - net of intercompany eliminations	41	42	157	158
Regional carriers	356	414	1,088	1,162
Other	2	10	29	34

(5)             During the quarters ended September 30, 2006, and June 30, 2006 the Company recorded $332 million in pension curtailment and $28 million related to aircraft impairments, respectively, in reorganization expense; during the same periods in 2005 the Company recorded $82 million in pension curtailment and $48 million in aircraft impairments in operating expense.

PASSENGER REVENUES
(Unaudited)

The following analysis by region is based on information reported to the DOT and excludes regional carriers:

	System		Domestic		Pacific		Atlantic
Third Quarter 2006
Passenger revenues (in millions)	$2,554		$1,598		$607		$349

Increase (Decrease) from Third Quarter 2005:
Passenger revenues	2.9%		4.0%		5.4%		(5.7)%

Scheduled service ASMs (capacity)	(8.0)%		(8.1)%		(5.1)%		(12.0)%
Scheduled service RPMs (traffic)	(6.2)%		(5.8)%		(4.4)%		(10.8)%
Passenger load factor	1.6	pts.	2.0	pts.	0.7	pts.	1.3	pts.
Yield	9.8%		10.5%		10.4%		5.7%
Passenger RASM	11.8%		13.2%		11.1%		7.3%